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                                  Exhibit 24.1


     Know all persons by these presents that each person whose signature appears below constitutes and appoints W. Robert Cotham, William O. Reimann IV, Mark L. Hart, Jr., Thomas W. Briggs, and Calvin M. Jackson, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all reports filed pursuant to Sections 13(d), 13(g) or 16(a) of the Securities Exchange Act of 1934, filed on behalf of each of them with respect to their beneficial ownership of Globalstar Telecommunications Limited and any and all amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or such person or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     DATED:    August 13, 1998



                         PRIME 66 PARTNERS, L.P.

                         By:  P-66 INC.,
                              general partner

                              By: /s/ William P. Hallman, Jr.
                              William P. Hallman, Jr., Vice-President


                         By:  P-66 GENPAR, L.P.
                              general partner

                              By:  Carmel Land & Cattle Co.,
                                   general partner

                                   By: /s/ William P. Hallman, Jr.
                                   William P. Hallman, Jr.,
                                      Vice-President